                                                                   EXHIBIT 10.31


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of April 3, 1997 is entered into by OraVax, Inc., a Delaware corporation with its principal place of business at 38 Sydney Street, Cambridge, Massachusetts 02139 (the "Company"), and Robert J. Gerety, residing at 103 Livingston Road, Wellesley, MA 02181 (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on April 3, 1997 (the "Commencement Date") and ending on April 3, 2000 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. The Employment Period will be automatically extended, after the initial three-year term, for successive twelve-month periods unless terminated by either party by written notice to the other not less than six months prior to the commencement of the next succeeding twelve-month term.

         2. TITLE; CAPACITY. The Employee shall serve as Vice President of Development and Regulatory Affairs or in such other position as the Company's President may determine from time to time. The Employee shall initially be based at the Company's offices in Cambridge, Massachusetts. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President of the Company.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President of the Company shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Employee may engage in consulting activities as specified in Schedule C hereto. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         3.   COMPENSATION AND BENEFITS.

              a. SALARY; BONUS. The Company shall pay the Employee, in monthly installments, a base salary at the annual rate of $250,000 for the balance of the 1997 calendar year, commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the President and the Compensation Committee of the Board of Directors (the "Compensation Committee").

              In addition, the Employee shall participate annually in the bonus program for executive officers of the Corporation, which is administered by the Compensation Committee. The Employee will be eligible for a bonus of up to 20% of base salary for the balance of the 1997 calendar year after the Commencement Date.

              b. FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, the health, dental and disability programs indicated on SCHEDULE A to this Agreement. In addition, the Company shall assume payment during the Employment Period of the premiums on existing individual term life insurance policies on the Employee's life with Equitable, Prudential, Serviceman's Group Life and Sun Life, designating family member(s) of his choice as beneficiary(ies), with combined coverage in the face amount of approximately $1,050,000, each such payment to be made by the Company promptly upon submission of the bills by the Employee.

              c. VACATION. The Employee shall be entitled to three weeks paid vacation per year, to be taken at such times as may be approved by the President of the Company. The three weeks of paid vacation shall accrue as follows: (i) in year one, (a) the Employee shall receive one day of vacation per month worked for the first six months, and (b) after the first six months of employment have passed, the Employee shall receive the remaining number of vacation days necessary to bring the annual total of vacation days accrued to three full weeks of vacation; and (ii) after year one, the three weeks of vacation shall accrue on the anniversary of the Commencement Date.

              d. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

              e. STOCK OPTIONS. As approved by the Company's Board of Directors (the "Board"), the Company grants to the Employee an incentive stock option to purchase 125,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock") at fair market value on the Commencement Date. The stock option agreement evidencing such option shall provide that the option shall become exercisable as to installments of 31,250 shares on each of the first four anniversary dates of the date of grant. In the event of a Change in Control of the Company as defined in the stock option agreement, such option shall become fully exercisable.

         4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

              a.   Expiration of the Employment Period in accordance with
Section 1;

              b. At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist only in the event of (a) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical or mental illness or incapacity) after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and provides a reasonable opportunity to cure; (b) dishonesty, gross negligence or willful misconduct; or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony. No act or failure to act shall be considered

"willful" for this purpose unless done, or omitted to be done, by the Employee other than in good faith and other than with a reasonable belief that his action or omission was in the best interests of the Company. The Employee shall not be deemed to have been terminated for Cause unless the Employee shall have been provided with (i) a reasonable notice, setting forth the reasons that the Company believes constitute Cause for the termination of his employment; (ii) a reasonable opportunity to be heard by the Board, with his counsel; and (iii) a notice of termination from the Board finding that, in the reasonable good faith opinion of the Board, Cause for the termination exists and setting forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provision so specified.

              c. Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 consecutive days during any 365-day period to perform the services contemplated under this Agreement on a substantially full-time basis. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

              d. At the election of the Company, upon written notice of termination;or

              e. At the election of the Employee, upon written notice to the Company of not less than six months.

     5.  EFFECT OF TERMINATION.

              a. TERMINATION FOR CAUSE OR AT ELECTION OF EITHER PARTY. In the event the Employee's employment is terminated for cause pursuant to Section 4.2 or at the election of the Employee pursuant to Section 4.5, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the last day of his actual employment by the Company.

              b. TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

              c. 0TERMINATION WITHOUT CAUSE. In the event the Employee's employment is terminated without cause pursuant to Section 4.4, the Company shall pay to the Employee compensation and benefits for a period of six months from the last day of the Employee's actual employment by the Company.

              d. SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

         6.   NON-COMPETE.

              i. During the Employment Period and for a period of one year after the termination or expiration thereof, the Employee will not directly or indirectly:

                     (1) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of, or accept employment with a business which is engaged in the business of, developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; and the Employee acknowledges that the following companies are major competitors of the Company, employment with which would be damaging to the Company and would violate this covenant:
Virus Research Institute, Inc.; Astra; and Chiron; and PROVIDED, FURTHER, that, subject to the prior approval of the Company, which will not be unreasonably withheld, the Employee may become an employee of a business in the vaccine industry which does not compete with the Company; or

                     (2) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                     (3) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

              ii. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

              iii. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

              iv. The Employee's performance of consulting services in conformity with the terms and conditions of Schedule C to this Agreement shall not be deemed to violate the provisions of this Section 6.

         7.   Proprietary Information And Developments.

              a. PROPRIETARY INFORMATION AND DEVELOPMENTS. Concurrently, with the execution of this Agreement, the Employee shall execute and deliver an Employee Confidential Information and Invention Assignment Agreement in the form attached hereto as SCHEDULE B.

              b. OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing directly or indirectly, with the business of such previous employer or any other party, except for an Invention and Nondisclosure Agreement with Immulogic Pharmaceuticals Corporation dated October 16, 1993 and a proprietary information and inventions agreement with Aviron. Employee further represents that his performance of all the terms of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         14.  MISCELLANEOUS.

              a. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

              b. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

              c. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.



                                                   ORAVAX, INC.


                                                   By: /s/ Lance K. Gordon
                                                      --------------------------
                                                   Title: President


                                                   EMPLOYEE


                                                   /s/ Robert J. Gerety
                                                   -----------------------------
                                                   Robert J. Gerety

                                   SCHEDULE A

                                 FRINGE BENEFITS

    The bonus and benefit programs in effect at the Company at the Commencement Date and in which the Employee is eligible to participate are listed in this Schedule A:

    HEALTH INSURANCE: Prudential Pru-Care Plus;  Preferred Provider Option (PPO)
    Coverage: 100/80 Network/Outside Network; Annual Deductible: $200 per person/$500 per Family when out-of-network services are performed.
    Enrollment: First day of the next month following date of hire. Fully Paid by OraVax, Inc.

    DENTAL INSURANCE: Delta Dental Plan of Massachusetts; Preferred Provider Option (Approximately 95 percent of all dentists in MA participate in the plan). Coverage: 100%, 100%, 50% Type I, Type II, Type III; Annual
    Deductible: $25 per person/$75 per family on Type II and III Three services only. Enrollment: First day of the next month following date of hire.
    Fully Paid by OraVax, Inc.

    TERM LIFE INSURANCE: In lieu of the customary term life insurance plan for executives, the Company has agreed to assume payment of the premiums on existing policies as set forth in Section 3.2 of the Employment Agreement.

    BONUS. The Employee shall participate annually in the Company's bonus program for executives. There is no written bonus plan.

    LONG TERM DISABILITY: Available upon loss of employment greater than 90 days due to illness or injury. Monthly Benefit: 60% of monthly earnings to a maximum of $10,000 per month. Enrollment: One completion of 90 days full-time service. Fully paid by OraVax, Inc.

    VOLUNTARY LONG TERM DISABILITY: Voluntary participation whereby through company "gross-up" of payroll, the premiums are treated "as if paid" by the employee. Employees pay only the taxes on premiums resulting in significantly reduced income taxes on any proceeds of the policy.

    GROUP TERM TRAVEL/ACCIDENT INSURANCE: Available to all full-time employees traveling on corporate business. Benefit: $100,000 per employee payable to the designated beneficiary. Fully Paid by OraVax, Inc.

    DEPENDENT CARE: Tax-based program designed for employees to withhold gross earnings on a pre-tax basis to be reimbursed for qualified child or dependent day care expenses, resulting in up to $5,000 of earnings being income tax free.

    ORAVAX 401(K) PLAN: Allows employees to set aside up to 15% of pre-tax gross earnings free of Federal and State Tax Withholding in the plan. Available to all employees after three months of service. Enrollment: July 1 and January 1.

    OraVax, Inc. current makes a matching contribution of 50 percent of the first 6% of gross pay, contributed in shares of OraVax, Inc. Common Stock.

    EMPLOYEE STOCK PURCHASE PLAN: Allows employees the opportunity to purchase company stock through payroll deductions during two annual offering two annual offering periods per year. The offering periods are 1 April to 30 September and 1 October to 31 March. The contribution range for the program is 1 to 15 percent. The stock is purchased at a 15 percent discount from the lower price at the beginning of the period or at the end of the offering period. Participants are required to open an account with DLJ Securities Corporation in order to participate. Available to employee after three months of full-time employment. Enrollment: 1 April and 1 October.

    TUITION REIMBURSEMENT: OraVax will reimburse employees for expenses incurred with continuing education up to the IRS limits. The course must be preapproved by Company management and completed with a grade of B or better for consideration. 50% of tuition and books for unrelated courses. 100% of tuition and books for accredited courses that are directly related to an employee's position within the company.

    PARKING: Each full-time employee is entitled to one parking pass for parking in the Forest City lots. The company pays the $85 per month cost of the parking pass.

    SHUTTLE SERVICE: Forest City Management provides a complimentary shuttle service to and from Central Square daily for MBTA buses and subway service. This service makes regular runs during select business hours and is available "on-call after hours.

         The above are summaries only. In the event of discrepancy, the plan document will govern the program.

                                   SCHEDULE B

                        EMPLOYEE CONFIDENTIAL INFORMATION
                       AND INVENTION ASSIGNMENT AGREEMENT


        As a condition of my employment with OraVax, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

         1.   CONFIDENTIAL INFORMATION.

              (a) INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, projects, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, methods, techniques, formulas, compositions, compounds, technology, designs, drawings, research data, clinical data, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

              (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished documents or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

              (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence during the term of my employment and thereafter and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

        2.    INVENTIONS.

              (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

              (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, discoveries, methods, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, and all related patents, patent applications, copyrights and copyright applications which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company, whether or not during normal working hours or on the premises of the Company (collectively referred to as ("Invention")). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. This Section 2(b) shall not apply to Inventions which do not relate to the present or planned research and development of the Company and which are made and concerned by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

              (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

              (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

              (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for an in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

         3. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as EXHIBIT B.

         4. NOTIFICATION TO NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         5. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         6.   GENERAL PROVISIONS

              (a) GOVERNING LAW. This Agreement will be governed by the laws of the Commonwealth of Massachusetts.

              (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of this or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar or waiver of any right on any other occasion. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

              (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

              (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

              (e) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by you to be reasonable for such purpose. You agree that any breach of this Agreement will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date set forth below.


Date: ____________________________           ___________________________________
                                             Signature



                                             ___________________________________
                                             Name of Employee (typed or printed)

Acknowledged and
Agreed to:


_______________________________
by: Lance K. Gordon, President
    OraVax, Inc.

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP



                                                         Identifying Number
                 Title                        Date      Of Brief Description
                 -----                        ----      --------------------




_____ No inventions or improvements

_____ Additional Sheets Attached


Signature of Employee:___________________

Print Name of Employee:__________________


Date: _____________________

                                    EXHIBIT B

                                  ORAVAX, INC.

                            TERMINATION CERTIFICATION


        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to OraVax, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

        I further certify that I have complied with all the terms of the Company's Employee Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

        I further agree that, in compliance with the Employee Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

        I further agree that for one year from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date:


                                                    ____________________________
                                                    (Employee's Signature)


                                                    ____________________________
                                                    (Type/Print Employee's Name)

                                   SCHEDULE C

                             CONSULTING ENGAGEMENTS


         Notwithstanding the provisions of Section 2 of this Agreement, the Employee shall be permitted to act as an advisor to his former employer, Immulogic Pharmaceutical Corporation, after the date of this Agreement and to perform other consulting services, from time to time, with businesses not in competition with the Company, subject to the approval of the Company's President. In performing such permitted consulting services, the Employee (i) must not engage in activities which would violate the terms of Section 6(a) of this Agreement, and (ii) must schedule his consulting work so as not to interfere with the performance of his duties for the Company.